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                                                                 Exhibit 4.10

                              STAFF BUILDERS, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



__________ Original Application         Enrollment Date: _____________________
__________ Change in Payroll Deduction Rate
__________ Change of Beneficiary(ies)


1.   _________________________________________________ hereby elects to participate in the Staff Builders, Inc. 1993 Employee Stock Purchase Plan (the "1993 Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the 1993 Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in an amount equal to ______% (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the 1993 Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the 1993 Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option to purchase shares of Common Stock.

4. I acknowledge that I have received a complete copy of the 1993 Employee Stock Purchase Plan. I understand that my participation in the 1993 Employee Stock Purchase Plan is in all respects subject to its terms.

5. Shares purchased for me under the 1993 Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):
     _______________________ ____________________________________.

6. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and that adequate provision will be made for federal, state or other tax withholding obligations, if any, which arise upon the disposition of shares of Common Stock.

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7.   I hereby agree to be bound by the terms of the 1993 Employee Stock Purchase
     Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the 1993 Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the 1993 Employee Stock Purchase Plan:


     NAME:  (Please print):_____________________________________________________
                              (First)             (Middle)       (Last)

     ___________________________   __________________________________________
     Relationship

                              __________________________________________
                              (Address)


     NAME:  (Please print):_____________________________________________________
                              (First)             (Middle)       (Last)

     ___________________________   __________________________________________
     Relationship

                              __________________________________________
                              (Address)


9. Capitalized terms used herein but not otherwise defined in this Subscription Agreement shall have the respective meanings ascribed to them in the 1993 Employee Stock Purchase Plan.


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:______________________  _______________________________________________
                              Signature of Employee


                         _______________________________________________
                         Spouse's Signature (if beneficiary is other than spouse)

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Employee's Social
Security Number:         _______________________________________________

Employee's Address:      _______________________________________________

                         _______________________________________________

                         _______________________________________________


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                              STAFF BUILDERS, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


          The undersigned participant of the Staff Builders, Inc. 1993 Employee Stock Purchase Plan hereby notifies the Company that he or she hereby withdraws from the current Offering Period which began on ____________________, _____. The undersigned directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option to purchase shares during such Offering Period will be automatically terminated. The undersigned understands further that no additional payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods by delivering to the Company a new Subscription Agreement.

                         Name and Address of Participant:

                         _______________________________________________


                         _______________________________________________


                         _______________________________________________


                         Signature:

                         _______________________________________________


                         Date:___________________________________________